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                                                                     EXHIBIT 21


                                     SUBSIDIARIES

Subsidiaries of METROGOLF INCORPORATED:

    METROGOLF MANAGEMENT, INC., a Colorado corporation

    METROGOLF ILLINOIS CENTER, INC.. a Colorado corporation,

    METROGOLF VIRGINIA, INC., a Colorado corporation

    METROGOLF NEW YORK, INC., a Colorado corporation

    METROGOLF (SAN DIEGO) INCORPORATED, a Colorado corporation

    METROGOLF FOOD SERVICE, INC., an Illinois corporation